UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Oconee Federal Financial Corp.

(Exact Name of Registrant as Specified in Its Charter)

Federal	Applied For
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina	29678
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Common Stock, par value $0.01	The Nasdaq Stock Market, LLC
(Title of Class)	(Name of Each Exchange on Which Each Class is to be Registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-169410

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Our Policy Regarding Dividends,” “The Reorganization and Offering,” “Market for the Common Stock,” “Restrictions on the Acquisition of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association” and “Description of Capital Stock of Oconee Federal Financial Corp.” in the Registrant’s Registration Statement on Form S-1 (File No. 333-169410), as initially filed September 16, 2010 and as amended on November 2, 2010 and November 8, 2010, which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on the Acquisition of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association” and “Description of Capital Stock of Oconee Federal Financial Corp.” in the Registrant’s Registration Statement on Form S-1 (File No. 333-169410), as initially filed September 16, 2010 and as amended on November 2, 2010 and November 8, 2010, which is incorporated herein by reference.

Item 2.    Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-169410), as initially filed September 16, 2010 and as amended on November 2, 2010 and November 8, 2010, which is incorporated herein by reference.

2.	Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-169410), as September 16, 2010 and as amended on November 2, 2010 and November 8, 2010).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-169410), as initially filed September 16, 2010 and as amended on November 2, 2010 and November 8, 2010).

4.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-169410), as initially filed September 16, 2010 and as amended on November 2, 2010 and November 8, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

Date: January 13, 2011	By:	/s/ Curtis T. Evatt
Curtis T. Evatt Executive Vice President and Chief Financial Officer